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                                                                    EXHIBIT 99.4

                Written Statement of the Chief Executive Officer
                       Pursuant to 18 U.S.C. Section 1350

        Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Executive Vice President, Secretary, Treasurer and Director of FARO Technologies, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/  Gregory A. Fraser
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     Gregory A. Fraser
     March 31, 2003